FORM OF


                  EXCALIBUR TECHNOLOGIES CORPORATION

                   INCENTIVE STOCK OPTION AGREEMENT

       THIS AGREEMENT, made and entered into as of October 23, 1992

  (the "Date of Grant") between EXCALIBUR TECHNOLOGIES CORPORATION,

  a  Delaware corporation (the "Corporation"), and Douglas  Johnson

  (the "Optionee").

                          W I T N E S S E T H :

       WHEREAS,  the  Board  of Directors and Shareholders  of  the

  Corporation  have  duly adopted a Stock Option Plan  under  which incentive  stock options may be granted (the "Plan"), a  copy  of which is attached; and



       WHEREAS, the Board of Directors of the Corporation is of the

  opinion that the interests of the Corporation will be advanced by granting  an  incentive to the employees of  the  Corporation  to acquire  stock  ownership in the Corporation, to take  a  greater personal  interest  in  the success of  the  Corporation  and  to advance in their employment; and



       WHEREAS,  under the terms and conditions of this  Agreement,

  the  Corporation  hereby grants to the Optionee  an  option  (the

  "Option")  to purchase 30,000 shares of Common Stock,  par  value

  $.01  ("Common Stock"), at an exercise price of $9.54 per  share,

  subject  to  adjustment as provided in Paragraph  8  hereof  (the

  "Exercise Price").

       NOW,  THEREFORE, the Corporation and the Optionee  agree  as follows:

       1.   Term.  The term of the Option shall commence on October

  23,  1992,  and shall terminate at 5:00 P.M., E.S.T., on  October

  23,  1997.  Except as provided in Paragraph 4 hereof, this Option shall be exercisable as to 30,000 shares upon and after the  Date of Grant.

       2.    Exercise.  The Option may be exercised in whole or  in

  part.   The method for exercise described in this Paragraph shall

  be  the  sole method of such exercise.  The Optionee may exercise the  Option by delivery to the Corporation of written  notice  in the  form  attached as Exhibit A providing: (i) the name  of  the

  Optionee; (ii) the address to which Common Stock certificates are to  be  mailed;  (iii)  an identification  of  the  Option  being exercised by reference to the date first written above; and  (iv)

  the  number  of  shares of Common Stock subject to  such  Option.

  Such notice shall be accompanied by a certified check payable  to the  Corporation  in  the amount equal  to  the  product  of  the

  Exercise  Price times the number of shares with respect to  which the  Option is being exercised, and shall be delivered in  person or shall be sent by registered mail, return receipt requested, to the President of the Corporation.  The Option shall be considered exercised on the date the notice and payment are delivered to the

  President  of  the Corporation or deposited in the mail,  as  the case  may be.  As promptly as practicable after receipt  of  such notice and payment, the Corporation shall deliver to the Optionee a  certificate or certificates for the number of shares of Common

  Stock  for which the Option has been so exercised, issued in  the

  Optionee's name.  Such delivery shall be deemed to have been made for  all  purposes when a stock transfer agent of the Corporation shall  have  deposited such certificate or  certificates  in  the

  United  States  mail, addressed to the Optionee, at  the  address specified in the notice.

       3.    Transferability of Options.  The Option shall  not  be

  transferable by the Optionee otherwise than by will or under  the

  laws   of   descent  and  distribution.   The  Option  shall   be

  exercisable  during  the lifetime of the  Optionee  only  by  the

  Optionee,  the  Optionee's  guardian  or  the  Optionee's   legal

  representative.

       4.    Death of Optionee.  If the Optionee dies, this  Option

  may thereafter be exercised to the extent exercisable at the time of  death  or  on  such accelerated basis as the Corporation  may determine after grant (or as may be determined in accordance with

  procedures  established  by  the  Corporation),  by   the   legal

  representative  of the estate or by the legatee of  the  Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term  of this Option, whichever period is shorter.

       5.    Requirements  of Law.  The Corporation  shall  not  be

  required  to sell or issue Common Stock under the Option  if  the issuance of such Common Stock would constitute a violation by the

  Optionee  or  the Corporation of any provisions of any  state  or federal law, rule or regulation.  In addition, in connection with the  Securities Act of 1933 (as now in effect or amended  in  the future),  upon exercise of the Option, the Corporation shall  not be required to issue such Common Stock unless the Corporation has received  evidence satisfactory to it that the Optionee will  not transfer  such shares except pursuant to a registration statement in  effect under such Act, or unless an opinion of counsel to the

  Corporation  has been received by the Corporation to  the  effect that  such  registration is not required.  Any  determination  in this  connection by the Corporation shall be final,  binding  and

  conclusive.   In the event the shares issuable upon  exercise  of

  the  Option are not registered under the Securities Act of  1933,

  the  Corporation may imprint the following legend  or  any  other legend  which counsel for the Corporation considers necessary  or advisable to comply with the Securities Act of 1933:



             "The   shares  of  stock  represented   by   this

       certificate   have  not  been  registered   under   the

       Securities Act of 1933 or under the securities laws  of

       any  state  and  may not be sold or transferred  except

       upon   such  registration  or  upon  receipt   by   the

       Corporation  of  an opinion of counsel satisfactory  to

       the Corporation, in form and substance satisfactory  to

       the  Corporation, that registration is not required for

       such sale or transfer."



  The  Corporation  may,  but shall in no event  be  obligated  to,

  register any securities covered under this Agreement pursuant  to the Securities Act of 1933 (as now in effect or as amended in the future);  and  in  the event any shares are  so  registered,  the

  Corporation  may  remove any legend on certificates  representing such shares.  The Corporation shall not be obligated to take  any other  affirmative action in order to cause the exercise  of  the

  Option  or  the issuance of shares under such exercise to  comply with any state or federal law, rule or regulation.

       6.   No  Rights as Stockholder.  The Optionee shall have  no

  rights  as a stockholder with respect to Common Stock covered  by the  Option until the date of issuance to the Optionee of a stock certificate  for  such  Common Stock; and,  except  as  otherwise provided  in  Paragraph 9 of this Agreement,  no  adjustment  for dividends  or otherwise shall be made if the record date  of  any dividends or otherwise is prior to the date of issuance  of  such certificate.

       7.  Employment Obligation.  The granting of the Option shall not  impose  upon  the Corporation any obligation  to  employ  or become  affiliated with or continue to employ  or  be  affiliated with the Optionee.  The right of the Corporation to terminate the employment of or its affiliation with the Optionee or  any  other person shall not be diminished or affected by reason of the  fact that the Option has been granted to the Optionee.



       8.   Changes  in  the Corporation's Capital Structure.   The

  existence of the Option shall not affect in any way the right  or power of the Corporation or its stockholders to make or authorize any  or  all  adjustments, recapitalizations, reorganizations  or other  changes  in  the Corporation's capital  structure  or  its business, or any merger or consolidation of the Company,  or  any issue  of bonds, debentures, preferred or prior preference  stock ahead  of or affecting Common Stock or the rights of Common Stock

  shareholders,   or   the  dissolution  or  liquidation   of   the

  Corporation, or any sale or transfer of all or any  part  of  its assets  or  business  or any other corporate act  or  proceeding,

  whether of a similar character or otherwise.  Except as expressly provided  in  this Agreement, the issuance by the Corporation  of shares of Common Stock of any class, for cash or property, or for labor  or  services, either upon direct sale or upon the exercise of rights or warrants to subscribe for shares of Common Stock, or upon  conversion  of  shares or obligations  of  the  Corporation convertible  into  such  shares or other  securities,  shall  not affect,  and  no  adjustment for any reason shall  be  made  with respect to, the number, class or price of shares of Common  Stock then subject to the Option.

            (a)  Capital Readjustments.  If the Corporation effects

  a  subdivision  or  consolidation  of  shares  or  other  capital readjustment, the payment of a stock dividend, or other  increase or reduction of the number of shares of Common Stock outstanding,

  without  receiving  compensation therefor in money,  services  or property, the number, class and per share option price of  shares of  Common  Stock  subject  to  the  Option  hereunder  shall  be appropriately  adjusted  in  such a  manner  as  to  entitle  the

  Optionee  to  receive upon exercise of the Option, for  the  same aggregate cash consideration, the same total number and class  of shares  of  the  Optionee would have received  had  the  Optionee exercised  the  Option in full immediately  propr  to  the  event requiring the adjustment.

            (b)   Mergers, Etc.  If (i) the Corporation is a  party

  to a merger, consolidation or similar transaction (whether or not the Corporation is the surviving corporation), or the Corporation is  liquidated, or the Corporation sells or otherwise disposes of substantially  all its assets, and (ii) in such  transaction  the holders of Common Stock exchange their Common Stock for shares of stock  or for other securities (the "Transaction Securities")  of the Corporation or another corporation, receive additional Common

  Stock or other securities, or surrender a portion of their Common

  Stock, then:

                 (1)   Except as provided in Paragraph  8(b)(2)  of

  this  Agreement, the Optionee shall be entitled, in lieu  of  the

  Option,   to   an  Option  or  Options  to  purchase  Transaction

  Securities  in  an  amount  (if any)  equal  to  the  Transaction

  Securities that the Optionee would have received if the  Optionee had  exercised the Option in full and held the shares  of  Common

  Stock   to  which  the  Option  related  at  the  time  of   such

  transaction.   The Option price per share or other unit  of  such

  Transaction Securities shall be determined by dividing the Option price  per  share of Common Stock subject to the  Option  by  the number  of shares or other units (or the fraction of a  share  or other  unit) of Transaction  Securities into which each share  of

  Common  Stock is converted or for which Common Stock is exchanged in such transaction.

                 (2)   Notwithstanding any other provision in  this

  Agreement,  the Board of Directors of the Corporation may  cancel the  Option as of the effective date of any transaction described in clause (i) of this Paragraph 8(b); provided that (a) notice of such  cancellation shall have been given to the Optionee at least thirty  (30)  days before the effective date of such transaction,

  and  (b) the Optionee shall have the right to exercise the Option in  full  during the thirty (30) day period immediately preceding the effective date of such transaction.

        9.     Withholding   and  Reporting.    The   Corporation's

  obligation  to  deliver shares of Common Stock  or  to  make  any payment  upon  the  exercise of the Option shall  be  subject  to applicable federal, state and local tax withholding and reporting requirements.

       11.  Interpretation of Agreement; Governing Law.  The Option

  granted pursuant hereto is not intended to be an "qualified stock option" within the meaning of the Internal Revenue Code of  1986,

  as  amended.   This Agreement shall be construed and enforced  in

  accordance  with, and governed by, the laws of the State  of  New

  York.

                             EXCALIBUR TECHNOLOGIES CORPORATION

                             By:_______________________________
                              David Lambert
                              Chief Financial Officer, Secretary
                                and Treasurer



                             __________________________________
                             Optionee hereby accepts and agrees
                             to be bound by all the terms and
                             conditions hereof.


                             __________________________________
                             Douglas Johnson








                               EXHIBIT A
                        OPTION EXERCISE FORM


  1.  Name of Optionee                     Douglas Johnson

  2.  Address





  3.  Date Option was
      granted                         October 23, 1992

  4.  Number of shares as to
      which Option was
      originally granted                   30,000

  5.  Number of shares as to
      which Optionee is eligible
      to exercise option

  6.  Exercise price                  9.54

  7.  Number of shares as
      to which Optionee is
      exercising Option
      (may not exceed #5)

  8.  Aggregate Option Exercise
      Price (Multiply #6 x #7) a
      check equal to this amount
      drawn to the order of
      Excalibur Technologies
      Corporation must
      accompany this form



  Optionee accepts and agrees to be bound by all the terms and conditions of the Incentive Stock Option Agreement and the Stock Option Plan:

                                       _________   Date:
  Signature of Optionee

  Accepted:

  EXCALIBUR TECHNOLOGIES CORPORATION

  By:                                  ________    Date:
  President